Exhibit 3.186

Prescribed by J. Kenneth Blackwell
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ARTICLES OF ORGANIZATION
(Under Section 1705.04 of the Ohio Revised Code)
Limited Liability Company
          The undersigned, desiring to form a limited liability Company, under Chapter 1705 of the Ohio Revised Code, do hereby state the following:

FIRST:	The name of said limited liability company shall be:
AWIN Leasing II, LLC

(the name must include the words “limited liability company”, “limited”, “Ltd.”, “Ltd.”, “LLC”, or “L.L.C.”)

SECOND:	This limited liability company shall exist for a period of	-perpetual

THIRD: The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is:

15880 N. Greenway-Hayden Loop, Suite 100 ( street address or post office box )

Scottsdale ( city, village, or township )	,	Arizona ( state )	85260 ( zip code )
☐	Please check this box if additional provisions are attached hereto
Provisions attached hereto are incorporated herein and made a part of these articles of organization.

J. Kenneth Blackwell
Secretary of State

FOURTH:	Purpose (optional)
Leasing for a non-hazardous solid waste management company

IN WITNESS WHEREOF, we have hereunto subscribed our names on	October 6, 2000 (date)

Signed	/s/ Donald W. Slager	Signed
Name:	Donald W. Slager, Vice President/Operations*	Name:

Signed		Signed
Name:		Name:

Signed		Signed
Name:		Name:

Signed		Signed
Name:		Name:

Signed		Signed
Name:		Name:

(If insufficient space for all signatures, please attach a separate sheet containing additional signatures )

*of Allied Waste North America, Inc., Sole Member